Exhibit 99.2

TRANSATLANTIC PETROLEUM LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements give effect to the following transaction of TransAtlantic Petroleum Ltd. (“TransAtlantic” or the “Company”).

Sale of Stream Oil & Gas Ltd.

On February 29, 2016, TransAtlantic Holdings, B.C. (“TAT Holdings”), a subsidiary of TransAtlantic Petroleum Ltd. (the “Company”), entered into and closed a Share Purchase Agreement (the “Purchase Agreement”) with GBC Oil Company Ltd. (“GBC Oil”).  Pursuant to the Purchase Agreement, TAT Holdings sold all of the equity interests in Stream Oil & Gas Ltd. (“Stream”), a subsidiary of TAT Holdings, to GBC Oil in exchange for (i) the future payment of $2.3 million to Raiffeisen Sh.A (“Raiffeisen”) to pay down a term loan facility (the “Term Loan Facility”) dated as of September 17, 2014 between Stream’s subsidiary, TransAtlantic Albania Ltd. (“TransAtlantic Albania”) and Raiffeisen, and (ii) the assumption of $29.2 million of liabilities owed by Stream, consisting of $23.1 million of accounts payable and accrued liabilities and $6.1 million of debt. In addition, GBC Oil issued a warrant to TAT Holdings pursuant to which TAT Holdings has the right to acquire up to 25% of the fully diluted equity interests in TransAtlantic Albania for nominal consideration at any time on or before March 1, 2019.  In addition, TAT Holdings has indemnified GBC Oil and Stream for approximately $12.9 million of liabilities related to the Delvina gas operations, which may be assumed by a subsidiary of the Company, as described below.

Pursuant to the Purchase Agreement, TransAtlantic Albania executed an assignment and assumption agreement pursuant to which TransAtlantic Albania will assign its Delvina gas assets and approximately $12.9 million of associated liabilities (the “Delvina Assets and Liabilities”) to Delvina Gas Company Ltd. (“DelvinaCo”), a newly formed, wholly-owned subsidiary of the Company, to be effective immediately upon receipt of required contractual and governmental consents and the expiration of required notice periods.  TAT Holdings and GBC Oil have agreed to use commercially reasonable efforts to obtain the required contractual and governmental consents for the assignment of the Delvina Assets and Liabilities.  There is no assurance that TAT Holdings will be able to obtain the required contractual and governmental consents.

The Company is currently negotiating a joint venture with a third party for the purchase of a portion of DelvinaCo.  There is no assurance that the Company will be able to complete a joint venture for purchase of a portion of DelvinaCo.

Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2015 is based on the historical consolidated financial statements of the Company as of September 30, 2015 after giving effect to the transaction as if the disposition had occurred on September 30, 2015.  The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2015 is based on the historical consolidated financial statements of the Company after giving effect to the transaction as if the disposition had occurred on January 1, 2015.  The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 is based on the historical consolidated financial statements of the Company after giving effect to the transaction as if the disposition had occurred on January 1, 2014.  The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2015 and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America.  These principles require the use of estimates that affect the reported amounts of revenue and expenses.  Actual results could differ from those estimates.

The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Stream not been consolidated with TransAtlantic during the periods shown. The pro forma adjustments are based on information available at the time of the preparation of these unaudited pro forma condensed consolidated financial statements.

TRANSATLANTIC PETROLEUM LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2015

(Thousands of U.S. Dollars)

	TransAtlantic Historic	Pro Forma Adjustments		Combined Pro Forma Amounts
ASSETS
Current assets:
Cash and cash equivalents	$10,576	$368	A	$10,208
Accounts receivable, net	26,555	2,493	A	24,062
Prepaid and other current assets	25,868	6,540	A	19,328
Assets held for sale	27	-		27
Total current assets	63,026	9,401		53,625
Property and equipment, net	303,253	107,732	A	195,521
Other long-term assets	42,637	-		42,637
Total assets	$408,916	$117,133		$291,783

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$46,239	$20,569	B	$25,670
Accounts payable - related party	9,146	-	C	9,146
Other current liabilities	34,847	6,427	D	28,420
Liabilities held for sale	6,506	-		6,506
Total current liabilities	96,738	26,996		69,742
Long-term liabilities:
Loans payable	76,849	-		76,849
Loans payable - related party	20,800	-		20,800
Other long-term liabilities	68,946	35,046	D	33,900
Total long-term liabilities	166,595	35,046		131,549
Total liabilities	263,333	62,042		201,291
Shareholders' equity:	145,583	55,091	E	90,492
Total liabilities and shareholders' equity	$408,916	$117,133		$291,783

See accompanying notes to these unaudited pro forma condensed consolidated financial statements

TRANSATLANTIC PETROLEUM LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2015

(Thousands of U.S. Dollars, except per share amounts)

	TransAtlantic Historic	Pro Forma Adjustments		Combined Pro Forma Amounts
Total revenues	$75,701	$6,554	A	$69,147
Costs and expenses:
Production	18,319	8,260	A	10,059
Transportation costs	499	499	A	-
Exploration, abandonment and impairment	21,752	13,550	A	8,202
Cost of purchased natural gas	1,403	-		1,403
Seismic and other exploration	330	2	A	328
General and administrative	23,558	4,560	A	18,998
Depreciation, depletion and amortization	29,755	1,572	A	28,183
Accretion of asset retirement obligations	321	44	A	277
Total expenses	95,937	28,487		67,450
Operating loss	(20,236)	(21,933)		1,697
Other income (expense):
Interest and other expense	(10,300)	(689)	A	(9,611)
Interest and other income	2,153	1,470	A	683
Gain on commodity derivative contracts	25,430	-		25,430
Foreign exchange (loss) gain	(6,007)	861	A	(6,868)
Total other income	11,276	1,642		9,634
Loss from continuing operations before income taxes	(8,960)	(20,291)		11,331
Income tax (expense) benefit	(3,599)	2,147	A	(5,746)
Net loss from continuing operations	$(12,559)	$(18,144)		$5,585
Net loss from discontinued operations	-	-		-
Net (loss) income	$(12,559)	$(18,144)		$5,585
Other comprehensive loss:
Foreign currency translation adjustment	(50,279)	-		(50,279)
Comprehensive loss	$(62,838)	$(18,144)		$(44,694)

Net loss per common share
Basic net loss per common share
Continuing operations	$(0.31)			$0.14
Weighted average common shares outstanding	40,895			40,895
Diluted net loss per common share
Continuing operations	$(0.31)			$0.14
Weighted average common and common equivalent shares outstanding	40,895			40,895

See accompanying notes to these unaudited pro forma condensed consolidated financial statements

TRANSATLANTIC PETROLEUM LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2014

(Thousands of U.S. Dollars, except per share amounts)

	TransAtlantic Historic	Pro Forma Adjustments		Combined Pro Forma Amounts
Total revenues	$140,728	$1,898	A	$138,830
Costs and expenses:
Production	19,999	1,806	A	18,193
Transportation costs	284	284	A	-
Exploration, abandonment and impairment	19,864	-		19,864
Cost of purchased natural gas	2,055	-		2,055
Seismic and other exploration	4,285	-		4,285
Revaluation of contingent consideration	(2,500)	-		(2,500)
General and administrative	31,625	554	A	31,071
Depreciation, depletion and amortization	48,927	333	A	48,594
Accretion of asset retirement obligations	413	7	A	406
Total expenses	124,952	2,984		121,968
Operating income (loss)	15,776	(1,086)		16,862
Other income (expense):
Interest and other expense	(6,213)	(169)	A	(6,044)
Interest and other income	1,124	-		1,124
Gain on commodity derivative contracts	37,454	-		37,454
Foreign exchange (loss) gain	(5,998)	525	A	(6,523)
Total other income	26,367	356		26,011
Income (loss) from continuing operations before income taxes	42,143	(730)		42,873
Income tax (expense) benefit	(13,047)	612	A	(13,659)
Net income (loss) from continuing operations	29,096	(118)		29,214
Net loss from discontinued operations	(20)	-		(20)
Net income (loss)	$29,076	$(118)		$29,194
Other comprehensive loss:
Foreign currency translation adjustment	(14,325)	-		(14,325)
Comprehensive income (loss)	$14,751	$(118)		$14,869

Net income per common share
Basic net income per common share
Continuing operations	$0.77			$0.77
Discontinued operations	$-			$-
Weighted average common shares outstanding	37,829			37,829
Diluted net income per common share
Continuing operations	$0.77			$0.77
Discontinued operations	$-			$-
Weighted average common and common equivalent shares outstanding	38,031			38,031

See accompanying notes to these unaudited pro forma condensed consolidated financial statements

TRANSATLANTIC PETROLEUM LTD.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments (As of September 30, 2015)

A – To record the removal of Stream’s asset balances as of September 30, 2015.

B – To record the removal of Stream’s $24.3 million of accounts payable and accrued liability balances as of September 30, 2015.  This amount excludes $3.7 million related to the Delvina gas liabilities for which we have indemnified the buyer.  Additionally, during the three months ended December 31, 2015, we recorded an additional accrued liability of $4.9 million related to the Delvina gas liabilities for which we have also indemnified the buyer.

C – Of Stream’s total accounts payable-related party balance of $3.5 million, we indemnified the buyer for all of these liabilities, which are related to the Delvina gas operations.

D – To record the removal of Stream’s other current and long-term liability balances as of September 30, 2015.

E – To record the change in retained earnings associated with the sale of Stream.

2.  Description of Unaudited Pro Forma Adjustments to Condensed Consolidated Statement of Operations (Nine Months Ended September 30, 2015)

A – To record the removal of all revenues and expenses associated with the operations of Stream.

3.  Description of Unaudited Pro Forma Adjustments to Condensed Consolidated Statement of Operations (Year Ended December 31, 2014)

A – To record the removal of all revenues and expenses associated with the operations of Stream.

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